Form N-SAR, Sub-Item 77Q1(e)
Submission of matters to a vote of
security holders

Nuveen Premium Income
Municipal Fund 2, Inc.
33-46940, 811-06621

We hereby incorporate by reference
 the form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC
filing on June 21, 2005, under
Conformed Submission Type DEF
 14A, accession number 0000950137
-05-007660.